SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLORIDA PUBLIC UTILITIES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(I)(1)and 0-11.

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2003

March 25, 2003

To the Common Stockholders of

FLORIDA PUBLIC UTILITIES COMPANY:

Notice is hereby given that the Annual Meeting of Stockholders of Florida Public Utilities Company will be held at the Corporate Headquarters, 401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, May 13, 2003, at 11:00 A.M., local time, for the following purposes:

1.

To elect two directors;

2.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement, which is hereby made a part of this notice.

Only the holders of record of common stock at the close of business on March 7, 2003 will be entitled to vote at the meeting or any adjournment   thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.

By order of the Board of Directors,

Jack R. Brown

Secretary

FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 13, 2003

---------------------

March 25, 2003

PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 13, 2003, and at any adjournment thereof.  A stockholder who gives a proxy retains the right to revoke it any time before it is voted and such revocation is not limited or subject to compliance with any formal procedure. A proxy when given and not so revoked will be voted.  This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about March 25, 2003.

The cost of soliciting proxies is to be borne by the Company.  The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees, their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by certain of the Company's employees without compensation therefore.

STOCK OUTSTANDING AND VOTING RIGHTS

On March 7, 2003, the Company had outstanding 3,894,980 shares of common stock (437,529 shares held of record as treasury stock, none of which are entitled to vote) being the only class of stock entitled to vote, the holders thereof being entitled to one vote for each share held.  Only stockholders of record at the close of business on March 7, 2003, the record date, will be entitled to vote at the Annual Meeting or any adjournment thereof. Assuming a quorum is present, either in person or by proxy, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting is required for election of directors. Therefore, any shares of common stock which are not voted on this matter at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

		Amount and Nature	Percent
Title		of Beneficial	of
of Class	Name of Beneficial Owner	Ownership	Class

Common	Ellen Terry Benoit	210,542 Direct	5.4%
	Palm Beach, Florida

Common	Atlee M Kohl	221,199 Trusts (1)	5.7%
	3007 Skyway Circle North
	Irving, TX 75038

Common	Gabelli Funds Inc. et al	381,000 Direct	9.8%
	One Corporate Center
	Rye, New York 10580-1434

(1)

Atlee M. Kohl is deemed to be the beneficial owner and shares voting and dispositive powers for 53,200 shares, 80,000 shares, 80,000 shares and 7,999 shares owned by Woodland Investment Company, Nicole Kohl Gift Trust, Woodland Investment Trust and the Nicole F. and Atlee Kohl Family Foundation, respectively.

NOMINEES AND CONTINUING DIRECTORS

Two directors are to be elected for terms expiring at the Annual Meeting in 2006 or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any director and any other person pursuant to which the director was elected.

The shares represented by the proxies which are executed and returned will be voted at the Annual Meeting for the election, as directors, of the nominees named in the table set forth below unless authority to vote for the nominees is expressly withheld.

Should either of the nominees become unavailable for any reason (which is not anticipated), the proxies (except for those marked to the contrary) may be voted for such other person or persons as may be selected by the Board of Directors of the Company.

As of March 7, 2003, the nominees for directors and directors whose terms of office as directors will continue after the Annual Meeting beneficially owned common stock of the Company in the amounts set forth opposite their names (such ownership being as reported by these individuals to the Company).

			Securities Owned
Nominee or Identity of Group,		First	Shares of Common Stock
Principal Occupation for		Became a	Beneficial	Percent
Last Five Years	Age	Director	Ownership	of Class

TO BE ELECETED FOR TERM ENDING IN 2006
John T. English (3) (4)	59	1994	14,933	Less than 1%
President, since 1997; and
Chief Executive Officer, since 1998;
and Chief Operating Officer, 1997-2000

Ellen Terry Benoit	51	2001	210,542	5.4
Investor
Palm Beach, Florida

TO CONTINUE IN OFFICE UNTIL 2004
Richard C. Hitchins (1)(2)	57	1995	2,460	Less than 1%
President of R. C. Hitchins & Co., P. A.,
A CPA firm, West Palm Beach, Florida

Rudy E. Schupp (1)(2)(4)	52	1998	2,313	Less than 1%
Investment Banker, 2002;
Management Consultant, formerly
Chairman of Florida Banking -
Wachovia, 2001;
Chairman and Chief Executive Officer
of Republic Security Bank,
2000 and prior
West Palm Beach, Florida

TO CONTINUE IN OFFICE UNTIL 2005
Paul L. Maddock, Jr. (1)(2)(3)	53	1998	24,979	Less than 1%
President of Palamad Development Co.
Palm Beach, Florida

All of the above are also directors of Flo-Gas Corporation, a wholly-owned subsidiary, of which Mr. English is the President and Chief Executive Officer.

NOTES:

(1)

Member of Audit Committee: Richard C. Hitchins, Chairman

(1)

Member of Compensation Committee: Rudy E. Schupp, Chairman.

(2)

Member of Nominating and Corporate Governance Committee: Paul L. Maddock, Jr., Chairman.

(4)

Member of Executive Committee: John T. English, Chairman

In addition to the directors named above, the following executive officers of the Company individually and beneficially owned common stock of the Company as set forth opposite their respective names:

		SHARES
NAME	TITLE	BENEFICIALLY OWNED
Charles L. Stein	Senior Vice President & COO	6,385
Jack R. Brown	Vice President & Secretary	25,255
George M. Bachman	CFO & Treasurer	2,902

All directors and executive officers as a group (8 individuals) beneficially owned 289,769 shares (7.4%) of common stock of the Company.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of   beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership.  Such persons are also required by SEC regulations to furnish the Company with copies of such reports.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 2002, no director, executive officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a) except as herein indicated.

Ellen Terry Benoit, Director, disposed of 7,518 shares during the period January 23, 2002 to April 10, 2002.  The transactions were reported on Form 5 for the 2002-year.

BOARD OF DIRECTORS AND COMMITTEES

During 2002 the directors held seven meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

Each director who is not also an officer or employee of the Company receives an annual retainer in the form of shares of the Company's common stock equal to $7,000 based on the average of 12 month-end closing prices and a cash retainer of $5,000.  In addition, each director who is not also an officer or employee of the Company who serves as the Chairman of a committee is paid an annual cash retainer of $1,000. Directors are also paid $550 and $150 in cash for attendance at each meeting of the Boards of Directors of the Company and of Flo-Gas Corporation, a wholly-owned subsidiary, respectively, and per meeting cash fees of $500 or $250 for participation in each in-person or telephone committee meeting, respectively, plus reasonable expenses.  Directors who are employees of the Company receive no compensation for attending board meetings or serving on committees.

Members of the Board of Directors are elected to various committees. The current committees of the Board and their respective chairmen are:  Audit Committee, Richard C. Hitchins; Compensation Committee, Rudy E. Schupp; Nominating and Corporate Governance Committee, Paul L. Maddock, Jr; and Executive Committee, John T. English. During 2002, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee each met six, three, one and one time(s), respectively.

The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's independent auditors; (2) approve in advance the types of professional services for which the Company would retain the independent auditors and consider whether any such service would impair their independence; (3) review the overall scope of the annual audit and the quarterly reviews, the financial statements and audit results and the independent auditors’ constructive service comments to management;(4) meet quarterly with the internal audit firm and review the audit work performed and their recommendations and (5) provide any additional function it deems necessary in connection with the internal accounting and reporting practices of the Company.

The functions of the Compensation Committee are to: (1) develop and define a Company executive compensation policy; (2) review and recommend to the Board of Directors adjustments to the salaries of elected executive officers; and (3) perform such related duties as may be requested by the Board.

The functions of the Nominating and Corporate Governance Committee are to ensure an effective process for director selection and tenure and for overseeing Board of Director and Board Committee governance aspects.

The functions of the Executive Committee are to exercise the powers of the Board of Directors in the management of the business of the Company when the Board is not in session.

EXECUTIVE OFFICER COMPENSATION

The following table summarizes the annual compensation paid to the Company’s executive officers whose total annual compensation exceeded $100,000 for the three fiscal years ended 2002:

SUMMARY COMPENSATION TABLE
Name and		Annual Compensation
Principal Position	Year	Salary	Bonus

John T. English	2002	$198,000	$24,489
President and Chief	2001	180,000	-
Executive Officer	2000	162,740	-

Charles L. Stein	2002	$150,000	$17,937
Senior Vice President and	2001	140,000	-
Chief Operating Officer	2000	121,025	-

Jack R. Brown	2002	$135,000	$15,418
Vice President and Secretary	2001	128,000	-
	2000	121,025	-

George M. Bachman	2002	$116,000	$14,212
Chief Financial Officer and	2001
Treasurer	2000

The Company had no stock option plan, long-term incentive plan or any other form of additional executive compensation during the three-year period ended December 31, 2002.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

On June 1, 2000 the Company renewed the severance agreements with executive officers under which payments will be made under certain circumstances following a change in control of the Company.  A change in control means in general, the acquisition by any person of 20% or more of the Common Stock or the change in a majority of the directors.  The agreements provide that the assignment to the officer of any duties not consistent with his present position or a change in job title or office, or any failure to re-elect the officer to any position held on the date of the change of control; or a reduction in salary or the discontinuance of any bonus or specific stock option plans in effect on the date of the change of control; or a change in geographical location which results in a relocation of the officer’s position to some place in excess of fifty miles distance from its present location,  or which requires travel in excess of the officer’s current normal business travel, that the Company will make a lump sum severance payment to the officer of approximately three times the annual salary and taxable fringe benefits.  Each agreement also provides that if it becomes necessary for the officer to incur legal expenses to enforce his rights under the agreement, the Company will reimburse the officer an amount equal to twice the total amount of all legal expenses incurred by the officer to successfully enforce his rights under the agreement.  All agreements currently in effect will expire on May 31, 2003.  All agreements provide that in the event of a change in control, the term shall be automatically extended for three years, commencing on the effective date of the change of control.

COMPENSATION COMMITTEE REPORT

The Company's executive compensation philosophy is to establish and maintain appropriate executive compensation levels comparable to the compensation practices of other regulated utilities of similar size.  The Compensation Committee establishes and administers the Company's executive compensation program to achieve objectives which support the long-term success of the Company. These objectives include the ability to attract and retain high caliber executives, to motivate and reward executive and Company performance, and to align the interests of executives with those of the Company's stockholders.  The recommendations of the Committee are reviewed and approved by the full Board of Directors, except that the Chief Executive Officer does not participate in the review or vote on the approval of executive officer compensation.

The Compensation Committee is comprised of three members appointed by the Board of Directors. All current members are directors who are not, and have not been, employees of the Company. The Committee is responsible for reviewing and making recommendations regarding the executive officers’ compensation package, directors’ compensation, the defined benefit pension plan and the 401(k) plan.  The Compensation Committee periodically directs management to perform a study of executive and director compensation levels in order to establish compensation ranges. The studies are based on comparable positions in companies from the small electric, gas and combination regulated utility sector using publicly available information and operational data from other public utility companies similar to the Company.  The comparable Company group is not used as an index for the corporate performance graph included as a part of this Proxy Statement.

The Company's executive compensation program contains no incentive components such as stock options, excess pension awards or long-term incentive plans.  All executives are covered by the Company's non-contributory defined benefit pension plan, as set forth in another section of this Proxy Statement, and are eligible to participate in the Company's employee stock purchase plan according to the terms and conditions applicable to all employees.  To date, the Company has not provided a match for the 401(k) plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Board of Directors’ Compensation Committee are Rudy E. Schupp (Chairman), Richard C. Hitchins and Paul L. Maddock, Jr.  In addition, no executive officer or director serves on the Board of Directors or Compensation Committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change and the cumulative total of shareholder return on the Company’s common stock with the cumulative return on the Russell 2000 Index (Russell 2000) and Standard & Poor’s Utilities Index (S&P Utilities) for the last five calendar years.  The Russell 2000 Index is being substituted for the Edward Jones Natural Gas Diversified Index, which is no longer being prepared.  These comparisons assume the investment of $100 in the Company’s common stock and each of the indices on January 1, 1997 and the reinvestment of dividends.  The stock price performance shown in the graph below should not be considered indicative of future stock performance.

Comparison of Five Year Cumulative Total Shareholders Return

Among Florida Public Utilities Company, Russell 2000 and S&P Utilities

	1997	1998	1999	2000	2001	2002
Florida Public Utilities Company	$100.00	$138.92	$144.71	$144.45	$164.06	$197.59
Russell 2000	$100.00	$ 97.45	$118.17	$114.60	$117.45	$ 93.40
S&P Utilities	$100.00	$114.80	$104.58	$167.02	$116.25	$ 84.78

EMPLOYEE STOCK PURCHASE PLAN

This Plan was approved by the stockholders on April 19, 1966. It provides that eligible employees of the Company who participate in the Plan may save regularly by payroll deductions and twice each year use these savings to purchase common stock of the Company at a price of 85% of the closing price on the American Stock Exchange on the date such option is granted, or on the last preceding day such quotation is available. The maximum allowable amount of payroll deduction is 15% of the employee's regular pay. In 2002, cash credits for purchases under the Plan amounted to $3,434 for John T. English. Future cash credits for Mr. English will be based on the number of shares purchased, option price, fair market value and whether the Plan continues in effect.

RETIREMENT PLAN

The Company maintains a defined benefit pension plan for substantially all employees. Plan benefits are based on an employee's years of credited service and average Plan compensation during his highest three consecutive years in his last ten years of service. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.

AVERAGE FINAL COMPENSATION DURING THE MEMBER’S HIGHEST 3 OF THE LAST 10 YEARS OF CREDITED SERVICE
	ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 OF A NEW PLAN MEMBER FOR REPRESENTATIVE YEARS OF SERVICE
	15 YEARS	20 YEARS	25 YEARS	30 YEARS	35 YEARS	40 YEARS
$ 20,000	$ 4,500	$ 6,000	$ 7,500	$ 9,000	$ 10,500	$ 12,000
40,000	9,000	12,000	15,000	18,000	21,000	24,000
60,000	13,500	18,000	22,500	27,000	31,500	36,000
80,000	19,000	24,000	30,000	36,000	42,000	48,000
100,000	26,400	33,800	41,300	48,800	56,800	64,900
120,000	33,700	43,600	53,500	63,500	74,000	84,500
140,000	41,100	53,400	65,800	78,200	91,100	104,100
160,000	48,400	63,200	78,000	92,900	108,300	123,700
180,000	55,800	73,000	90,300	107,600	125,400	143,300
200,000	63,100	82,800	102,500	122,300	142,600	162,900

Compensation under the Plan is the regular salary paid to an employee for service rendered to the Company, including commissions but excluding any bonuses and pay for overtime or special pay.  Mr. English, Mr. Stein, Mr. Brown and Mr. Bachman have completed 29, 23, 15 and 18 years, respectively, of credited service in the Plan.

The benefits shown in the above table are straight-life annuity amounts.  They are not subject to any deduction for Social Security or other offset   amounts. The benefit formula is dependent in part on each employee's Social Security Covered Compensation, which varies by year of birth and is an average of Social Security taxable wage bases.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the 2004 Proxy and Proxy Statement must be received by the Secretary of the Company, 401 South Dixie Highway, West Palm Beach, Florida 33401, not later than October 31, 2003.   It is suggested that proponents submit their proposals by certified mail, return receipt requested.  No stockholder proposals were received for inclusion in this Proxy Statement.

ANNUAL REPORT

The financial statements and auditors' opinion are contained in the Company's Annual Report for the year ended December 31, 2002, which has been mailed to all stockholders of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP, independent public accountants, has been appointed by the Board of Directors each year for many years to examine the accounts of the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

AUDIT COMMITTEE CHARTER

The Board of Directors adopted the Company’s Audit Committee Charter at the June 6, 2000 meeting.  The Charter is included under the caption “Audit Committee Charter” in the Registrant’s Proxy Statement for the 2001 Annual Meeting of Shareholders.

FEES BILLED BY DELOITTE & TOUCHE LLP

The aggregate fees billed by Deloitte & Touche LLP, (“Deloitte”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $135,000.

The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002 were $0.

The aggregate fees billed by Deloitte for non-audit services rendered to the Company for the fiscal year ended December 31, 2002 were $66,680.

The Audit Committee has concluded the provision of the non-audit services above is compatible with maintaining the independence of Deloitte.

AUDIT COMMITTEE REPORT

The members of the Audit Committee are independent as defined by the American Stock Exchange.

In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  During the fiscal year ended December 31, 2002, the Committee met six times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and Treasurer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impart their objectivity and independence and satisfied itself as to the auditors’ independence.  The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.  The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditors.  Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Date:  March 14, 2003

 Richard C. Hitchins

 Chairman

 Paul L. Maddock, Jr.

 Rudy E. Schupp

 Members

DISCRETIONARY AUTHORITY

The Company has no knowledge of any business to be brought before the Annual Meeting other than that which is specified in the notice of such meeting or may arise in connection with or for the purpose of effecting the same. Should any other business properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.